UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2011
UTi Worldwide Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA	90802 USA

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 562.552.9400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.
Current Report on Form 8-K
June 24, 2011
Item 1.01. Entry into a Material Agreement.
On June 24, 2011, UTi Worldwide Inc. (“UTi”) issued $150 million (principal amount) of senior unsecured guaranteed notes (the “2011 Notes”) pursuant to a note purchase agreement (the “Note Purchase Agreement”) entered into among UTi, certain of its subsidiaries as guarantors (the “Subsidiary Guarantors”) and the purchasers name therein. In addition, on June 24, 2011, UTi and the Subsidiaries Guarantors also entered into (i) an amended and restated letter of credit and cash draw agreement (the “2011 Nedbank Facility”) with Nedbank Limited, acting through its London branch (“Nedbank”), (ii) an amended and restated letter of credit agreement (the “2011 RBS Facility”) with Royal Bank of Scotland N.V. (“RBS”) and (iii) a credit agreement (the “2011 Bank of the West Facility”) with Bank of the West. The 2011 Nedbank Facility, the 2011 RBS Facility and the 2011 Bank of the West Facility are referred to herein collectively as the “2011 Credit Facilities.”
Senior Notes
UTi and the Subsidiary Guarantors entered into the 2011 Note Purchase Agreement to refinance and replace the senior unsecured guaranteed notes which the Company issued on July 13, 2006 (the “2006 Notes”) and approximately $33.3 million of the net proceeds from the issuance of the 2011 Notes was used to repay the remaining outstanding principal amount the 2006 Notes, which, prior to their repayment, had a July 13, 2011 maturity date. The 2011 Notes were issued in a private offering exempt from registration under the Securities Act of 1933 to a limited number of institutional investors, which investors included The Prudential Life Insurance Company of America, and related entities.
The 2011 Notes bear interest at a rate of 3.67% per annum, payable semi-annually on the 24th day of February and August of each year up to and including August 24, 2018. The 2011 Notes have a maturity date of August 24, 2018. Pursuant to the 2011 Notes, principal payments of $9.0 million each are due on February 24th and August 24th of 2014, principal payments of $19.0 million each are due on February 24th and August 24th of 2015, 2016 and 2017, and principal payments of $9.0 million each are due on February 24th and August 24th of 2018. The required principal payments shall be reduced proportionally by certain prepayments made by UTi. UTi may at any time prepay all or a part of the principal amount of the 2011 Notes subject to a make-whole payment and other terms. If a “Change of Control” (as defined in the Note Purchase Agreement) occurs, UTi is required to offer to prepay the outstanding 2011 Notes at 100% of the principal amount of such notes, together with interest thereon, to the date of prepayment.
The Note Purchase Agreement provides for various covenants and events of defaults including, but not limited to, financial covenants, restrictions on certain types of activities and transactions, restrictions on dividends in certain circumstances, reporting covenants, affirmative and negative covenants and other provisions. In the case of certain events of default, the entire unpaid principal amount of, and all accrued but unpaid interest on, the 2011 Notes will automatically, or may at the election of the holder(s), depending on the nature of the event of default, become immediately due and payable. The payment and performance of all obligations of UTi under the Note Purchase Agreement are guaranteed by the Subsidiary Guarantors.

Letter of Credit and Credit Facilities
On June 24, 2011, UTi and the Subsidiary Guarantors also entered into the 2011 Credit Facilities. In addition to providing revolving credit and cash draw facilities, the 2011 Credit Facilities will also be used, for among other things, (i) to support certain letters of credit which were previously outstanding and (ii) for the issuance of new letters of credit.
The 2011 Nedbank Facility provides for a $40.0 million committed standby letter of credit facility (which according to the agreement may be increased by the parties in the future by up to an additional $35.0 million), and a $35.0 million cash draw facility. The 2011 RBS Facility provides for uncommitted availability for letters of credit of up to $50.0 million. The 2011 Bank of the West Facility provides for up to $50.0 million availability for both cash draws and letters of credit, with a sublimit for certain letters of credit of $30.0 million.
Pursuant to the terms of the 2011 Credit Facilities, UTi will be charged fees relating to, among other things, the issuance of letters of credit, the aggregate amount of letters of credit and borrowings outstanding and the unused portions of these facilities, all at the rates specified in the applicable agreements. In addition, subject to certain exceptions, UTi must prepay certain of its indebtedness if it or its subsidiaries sell certain assets unless the proceeds from such asset sales are reinvested in specified replacement assets.
Each of the 2011 Credit Facilities provides for events of default and other covenants, including, but not limited to, financial covenants, restrictions on certain types of activities and transactions, restrictions on dividends in certain circumstances, reporting covenants, affirmative and negative covenants and other provisions. In certain circumstances a change of control of UTi would trigger an event of default under the 2011 Credit Facilities. In the case of certain events of default, all of UTi’s and the Subsidiary Guarantors’ liabilities and obligations under the facilities (plus an amount equal to 105% of the maximum amount that may be drawn on letters of credit then outstanding) will automatically become immediately due and payable and the obligations of the issuing banks to issue additional letters of credit shall immediately terminate. The payment and performance of all obligations of UTi under the 2011 Credit Facilities are guaranteed by the Subsidiary Guarantors.
The lenders under the 2011 Credit Facilities have in the past performed, and may in the future perform, lending and/or commercial banking services, or other services, for UTi and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement. Certain purchasers of the 2011 Notes were also purchasers of the 2006 Notes.
To the extent required by Item 1.01 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.02 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

The foregoing descriptions of the Note Purchase Agreement and the 2011 Notes, the 2011 Nedbank Facility, the 2011 RBS Facility and the 2011 Bank of the West Facility are qualified in their entirety by reference to the full terms and conditions of the Note Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference, the 2011 Nedbank Facility which is filed as Exhibit 10.2 hereto and incorporated herein by reference, the 2011 RBS Facility which is filed as Exhibit 10.3 hereto and incorporated herein by reference, and the 2011 Bank of the West Facility, which is filed as Exhibit 10.4 hereto and incorporated herein by reference, respectively.

Item 1.02	Termination of a Material Definitive Agreement.
By repaying on June 24, 2011 the approximately $33.3 million of principal amount remaining outstanding under the 2006 Notes, plus interest to July 13, 2011, UTi fulfilled all of its obligations under the note purchase agreement dated July 13, 2006, by and among UTi, certain of its subsidiaries as guarantors and the purchasers a party thereto (the “2006 Note Purchase Agreement”). Accordingly, the 2006 Notes have been paid in full and the terms, conditions, convents and events of default set forth in the 2006 Note Purchase Agreement no longer have applicability.
To the extent required by Item 1.02 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The 2011 Notes have an outstanding principal amount of $150.0 million. On June 24, 2011, letters of credit in the aggregate of approximately $113.1 million were issued under the 2011 Credit Facilities and UTi had drawn down an aggregate of approximately $25.0 million in revolving loans under the 2011 Credit Facilities.
To the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 and 1.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits
Exhibits

Exhibit	Description

10.1	Note Purchase Agreement, dated as of June 24, 2011, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and the purchasers party thereto
10.2
Amended and Restated Letter of Credit and Cash Draw Agreement, dated as of June 24, 2011, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and Nedbank Limited, acting through its London Branch

10.3	Amended and Restated Letter of Credit Agreement, dated as of June 24, 2011, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and the Royal Bank of Scotland N.V.
10.4	Credit Agreement, dated as of June 24, 2011, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and Bank of the West

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.
Date: June 29, 2011	By:	/s/ Lance E. D’Amico
Lance E. D'Amico
Senior Vice President, Enterprise Support Services & General Counsel

Exhibit Index

Exhibit	Description

10.1	Note Purchase Agreement, dated as of June 24, 2011, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and the purchasers party thereto
10.2
Amended and Restated Letter of Credit and Cash Draw Agreement, dated as of June 24, 2011, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and Nedbank Limited, acting through its London Branch

10.3	Amended and Restated Letter of Credit Agreement, dated as of June 24, 2011, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and the Royal Bank of Scotland N.V.
10.4	Credit Agreement, dated as of June 24, 2011, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and Bank of the West